Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Oppenheimer Integrity Funds:

We consent to the use of our report dated February 25, 2015, with respect to the financial statements and financial highlights of Oppenheimer Core Bond Fund (a separate fund of Oppenheimer Integrity Funds), incorporated by reference herein, and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                         /s/KPMG LLP

KPMG LLP

Denver, Colorado
March 25, 2015